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                                                                    EXHIBIT 10.5

                  COMPLETION AND PAYMENT AGREEMENT AND GUARANTY

      THIS COMPLETION AND PAYMENT AGREEMENT AND GUARANTY (this "GUARANTY") is made as of the 11th day of April, 2006, by LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the "INVESTOR A LIMITED PARTNER"), for the benefit of 1701 JFK BOULEVARD PHILADELPHIA, L.P., a Delaware limited partnership (the "INVESTOR B LIMITED PARTNER"), and LIBERTY/COMMERZ 1701 JFK BOULEVARD, L.P., a Delaware limited partnership (the "PARTNERSHIP" and together with the Investor B Limited Partner, collectively, the "GUARANTEED PARTIES").

                                   WITNESSETH:

      WHEREAS, pursuant to that certain Amended and Restated Limited Partnership Agreement of the Partnership dated as of the date hereof (the "LP AGREEMENT"), Liberty Property Philadelphia Corporation IV East, a Pennsylvania corporation (the "GENERAL PARTNER"), Investor A Limited Partner, and Investor B Limited Partner reconstituted and continued the Partnership. The General Partner is the General Partner of the Partnership and the Investor A Limited Partner and Investor B Limited Partner are the sole other Partners of the Partnership; and

      WHEREAS, the Partnership was formed, reconstituted, and continued for the purpose of acquiring, financing, and owning, refinancing, leasing, developing, constructing, and operating, and, if and when appropriate, selling or otherwise disposing of, the Property. As a condition precedent to and in connection with the formation of the Partnership and the execution of the LP Agreement, Investor B Limited Partner has required that the Investor A Limited Partner deliver this Guaranty unconditionally guaranteeing or paying (as the case may be) to Investor B Limited Partner and the Partnership, inter alia, the timely lien-free completion of the Construction Work and the payment and performance of certain other obligations and undertakings all as more fully described hereinafter;

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Investor A Limited Partner hereby covenants and agrees as follows:

      1. Unless otherwise set forth in this Guaranty, capitalized terms used herein shall have the same meaning as set forth in the LP Agreement. For purposes of this Guaranty, the following terms shall have the following meanings:

      "ARCH STREET CHURCH CONSTRUCTION AGREEMENT" shall mean that certain Agreement made as of January 30, 2002 by and among the Partnership, Liberty Property Philadelphia Limited Partnership IV West, and Arch Street Presbyterian Church relating to the Property and the property commonly known as 1724 Arch Street, Philadelphia, Pennsylvania.

      "CERTIFICATE OF FINAL COMPLETION" shall mean a fully executed certification, in the form of Exhibit F, from the applicable project architect with respect to the applicable Construction Contract specifying such work has been completed sufficiently in accordance with the Plans and Specifications addressed to the Partnership and the Investor B Limited Partner.

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      "COMCAST" shall mean Comcast Corporation, a Pennsylvania corporation.

      "COMCAST CENTER PROJECT" shall mean the planning, development and construction of the Building, the Concourse, the Public Plaza, the Comcast Lease Tenant Improvements, the planning, development and construction work required by the Arch Street Church Construction Agreement, the planning, development and construction work required by the SEPTA Construction Agreement, in each case in accordance with all legal requirements and sufficiently in accordance with the Plans and Specifications such that the Partnership shall receive a Certificate of Final Completion for each applicable portion of such project. The "Comcast Center Project" does not include the Non-Comcast Tenant Improvements.

      "COMCAST LEASE TENANT IMPROVEMENTS" shall mean the tenant improvement work required to be completed pursuant to the Comcast Lease.

      [The confidential material contained herein has been omitted and has been separately filed with the Commission.].

      "COMPLETION OF THE BUILDING" shall mean "Substantial Completion of Landlord's Work" as defined in the Comcast Lease.

      "COMPLETION" shall mean completion of such work component sufficiently, as used with respect to any component of the Construction Work, such that the Partnership shall receive a Certificate of Final Completion for each such component, provided, however, if such Certificate of Final Completion refers to a punch-list of incomplete work items, the issuance of such Certificate shall not relieve the Investor A Limited Partner from its obligations to complete all such punch-list items to the satisfaction of the project architect who issued such Certificate of Final Completion provided however that with respect to Tenant Improvements the obligations of the Investor A Limited Partner with respect to such Construction Work shall be deemed satisfied by the issuance of an estoppel certificate from the relevant tenant certifying that the relevant Tenant Improvements have been accepted by such tenant and if such estoppel refers to a punch-list of incomplete work items, the issuance of the estoppel shall not relieve the Investor A Limited Partner from its obligations to complete all the punch-list items to the satisfaction of the tenant.

      "CONCOURSE" shall mean that certain concourse level of the Property connecting the Building to Suburban Station which is to be constructed in accordance with all legal requirements.

      "CONSTRUCTION AGREEMENT" and "CONSTRUCTION AGREEMENTS" shall mean, individually and collectively, as the context may require, the Arch Street Church Construction Agreement and the SEPTA Construction Agreement, as amended from time to time in accordance with the LP Agreement.

      "CONSTRUCTION CONTRACTS" shall mean, collectively, the contracts entered into from time to time by the Partnership for the Construction Work in accordance with the Plans and Specifications, as amended from time to time in accordance with the LP Agreement. The list of Construction Contracts existing as of the date hereof is set forth on Exhibit A attached hereto. To the extent Construction Contracts are entered into after the date hereof, they shall be added to the list set forth on Exhibit A and become a part hereof.

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      "CONSTRUCTION DOCUMENTS" shall mean, collectively, the Construction
Agreements and the Construction Contracts.

      "CONSTRUCTION WORK" shall mean the entire work required for (a) the Comcast Center Project (including, without limitation, connection to public utilities) and (b) the Non-Comcast Tenant Improvements to be performed in accordance with the applicable Leases and all legal requirements.

      "EASTDIL ARGUS RUN" shall mean that certain "Argus Run" produced by Eastdil Realty, a summary of which is attached hereto as Exhibit B.

      "EVENT OF DEFAULT" shall mean any failure of the Investor A Limited Partner to duly perform any of the Obligations under this Guaranty and, to the extent set forth in Section 15 hereof, after notice of such default and expiration of the cure period set forth therein.

      "EXCLUDED EXPENSES" shall mean those items set forth on Exhibit E attached hereto.

      "EXISTING LEASES" shall have the meaning set forth in the NOI Support Agreement.

      "FINAL OCCUPANCY DATE FOR THE INITIAL OFFICE PREMISES" shall have the meaning set forth in the Comcast Lease.

      "FORCE MAJEURE" shall mean strikes, lockouts or other labor or industrial disturbances (whether or not on the part of the employees of the party claiming the benefit of Force Majeure or Force Majeure Delay), civil disturbance, war, acts of terrorism, riot, embargo, fire, explosion, inability to secure customary supplies, materials or labor through ordinary sources, without reasonably-available and commercially acceptable substitute; lightning, earthquake, severe storm, hurricane, tornado, flood, and any other causes beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives; provided, however, that in no event shall Force Majeure include strikes, walkouts or other labor disturbances in the event that the party claiming the benefit of Force Majeure or Force Majeure Delay, or any of its agents or affiliates, materially contributed to or provoked such strike, lockout or other labor disturbance by violating a labor contract, collective bargaining agreement or any federal or state labor law or by creating or approving a lockout. Any prevention, delay or stoppage due to Force Majeure shall excuse the performance of the party affected for a period of time equal to the Force Majeure Delay, provided that Force Majeure Delay affecting the paying party shall not excuse any obligation to pay any other sum of money by either party on the due date thereof. Each party shall notify the other with reasonable promptness and shall make reasonable efforts to mitigate the delay so caused.

      "FORCE MAJEURE DELAY" shall mean any actual delay due to Force Majeure [The confidential material contained herein has been omitted and has been separately filed with the Commission.].

      "LIEN" and "LIENS" shall mean individually and collectively, as the context may require, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale

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or other title retention agreement, the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing and a mechanics' or materialmen's lien).

      "NEW INITIAL LEASE" and "NEW INITIAL LEASES" shall mean individually and collectively, as the context may require, any initial Lease for space that is currently vacant in the Building by a qualifying tenant pursuant to the Leasing Guidelines unless otherwise approved by the Investor B Limited Partner.

      "NON-COMCAST TENANT IMPROVEMENTS" shall mean all Tenant Improvements except the Comcast Lease Tenant Improvements."

      "PERMITTED ENCUMBRANCE" means only those exceptions shown in that certain Owner's Title Insurance Policy issued in favor of the Partnership by Commonwealth Land Title Insurance Company as of the date of this Agreement and each other lien encumbering the Property which has been approved in writing by the Investor B Limited Partnership set forth on Exhibit C attached hereto.

      "PLANS AND SPECIFICATIONS" means the Plans and Specifications for the Construction Work as listed on Exhibit D attached hereto and as amended from time to time in accordance with the LP Agreement.

      "PROJECTED SQUARE FOOTAGE" shall mean 1,254,000 rentable square feet.

      "PUBLIC PLAZA" shall mean that certain public open area and glass enclosed "winter garden" intended to serve as an entranceway to the Concourse and to Suburban Station, and known as Unit 3 and Unit 3A under the Condominium Declaration, which is to be constructed in accordance with all legal requirements and sufficiently in accordance with the Plans and Specifications such that the Partnership shall receive a Certificate of Final Completion with respect to the Construction Work relating to the Public Plaza.

      "REDEVELOPMENT ASSISTANCE CAPITAL PROGRAM GRANT" shall mean that certain grant issued and funded by the Commonwealth of Pennsylvania, acting through the Office of the Budget, to the Philadelphia Authority for Industrial Development in the amount of $30,000,000 for the development of the Public Plaza to be paid out to the Partnership on a reimbursement basis during the construction of the Public Plaza.

      "REQUIRED PARKING" means the [The confidential material contained herein has been omitted and has been separately filed with the Commission.] parking spaces to be included in the Building.

      "SEPTA" shall mean the Southeastern Pennsylvania Transportation Authority, an agency and instrumentality of the Commonwealth of Pennsylvania.

      "SEPTA CONSTRUCTION AGREEMENT" shall mean that certain Construction Agreement made as of August 8, 2001 by and among the Partnership, Liberty Property Philadelphia Limited Partnership IV West, and SEPTA, relating to the Property, the Concourse and SEPTA's Suburban Station.

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      "SQUARE FOOTAGE DEVIATION" shall have the meaning set forth in
Section 2(b)(iii).

      "SUBURBAN STATION" shall mean SEPTA's commuter rail station located adjacent to the Property and commonly known as Suburban Station.

      "TENANT IMPROVEMENTS" shall mean all tenant improvements required to be performed by the Partnership pursuant to the Existing Leases and New Initial Leases in accordance with the applicable Leases and all legal requirements.

      "UNREALIZED FINANCING COSTS" means the difference between (i) any Financing Costs paid by the Partnership based on an Initial Mortgage Loan of $324,000,000 and (ii) the Financing Costs that would have been paid had the Financing Costs been calculated based on the reduced principal amount of the Initial Mortgage Loan resulting from the Square Footage Deviation or failure to obtain the Required Parking.

      2. (a) The Investor A Limited Partner hereby unconditionally guarantees to the Investor B Limited Partner, the Partnership and their respective successors and assigns and hereby agrees to become surety for

            (i) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

            (ii) Completion of Tenant Improvements. The full and timely Completion of the Tenant Improvements.

            (iii) Liens. The prompt discharge of any Lien with respect to the Construction Work. If any Lien relating to the Construction Work (other than a Permitted Encumbrance) is filed against the Property, Investor A Limited Partner shall cause such Liens to be removed or satisfied of record, or cause such Liens to be bonded over, no later than the earlier of (i) sixty (60) days after notice thereof to the Investor A Limited Partner (it being acknowledged that any notice to the Partnership or General Partner shall be considered notice to the Investor A Limited Partner) or (ii) such other time as may be required pursuant to any Lease, all to the satisfaction of the Investor B Limited Partner and the Partnership;

            (iv) LPLP Loan. The full and punctual payment of any amount which may become due and owing under the LPLP Loan (including debt service and any amounts due at maturity), in excess of the net proceeds of the Initial Mortgage Loan and the Initial Capital Contribution of the Investor B Limited Partner which pursuant to the LP Agreement are to be paid on account of the LPLP Loan. The obligations of the Investor A Limited Partner pursuant to this paragraph shall be deemed satisfied upon the issuance of a certificate of LPLP stating either that the LPLP Loan has been fully paid and satisfied or that LPLP has assumed any outstanding balance of all principal, interest and other sums owing under the LPLP Loan and irrevocably agrees to indemnify and hold the Partnership and the Investor B Limited Partner harmless for any sums owing under the LPLP Loan; and

            (v) Construction Documents. Full performance of all obligations of the Partnership set forth in each of the Construction Documents.

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      (b) The Investor A Limited Partner hereby agrees to:

            (i) Completion of Tenant Improvements. Pay to the Partnership and cause the Partnership to pay to each tenant, contractor, vendor, and/or other applicable third party (including, without limitation, the prompt payment of all sums due to contractors, architects, project managers, consultants, subcontractors, suppliers, furnishers, laborers, surveyors, engineers, public authorities, and adjacent property owners) all costs and expenses relating to the full and timely Completion of the Tenant Improvements as and when due in accordance with the requirements of each applicable Lease. In addition, the Investor A Limited Partner shall pay to the Partnership any reduction in rent pursuant to any Existing Lease or New Initial Lease as a result of any unused tenant allowance for such applicable Tenant Improvements within five (5) days of the effective date of such rent reduction;

            (ii) Construction Work. Pay to the Partnership and cause the Partnership to make full and punctual payment to each tenant, contractor, vendor, and/or other applicable third party (including, without limitation, the prompt payment of all sums due to contractors, architects, project managers, consultants, subcontractors, suppliers, furnishers, laborers, surveyors, engineers, public authorities, and adjacent property owners) for all costs and expenses relating to Completion of the Construction Work;

            (iii) Square Footage Deviation. If upon Completion of the Building, the rentable square footage of the Building (as measured pursuant to Section 2(e) of the Comcast Lease) is [The confidential material contained herein has been omitted and has been separately filed with the Commission.] percent ([The confidential material contained herein has been omitted and has been separately filed with the Commission.]%) or more lower than the Projected Square Footage ("Square Footage Deviation"), pay to the Partnership and cause the Partnership to pay to the Investor B Limited Partner or any tenant, as applicable, within the earlier of fifteen(15) days of such determination or, in the case of clause
(B) herein below, such time period required pursuant to any applicable Lease, an amount equal to (A) the equivalent of the weighted average of net rents identified in the tenant roster of the Eastdil Argus Run (for all tenants other than Comcast) multiplied by an amount equivalent to the balance of the Projected Square Footage less the actual square footage and divided by [The confidential material contained herein has been omitted and has been separately filed with the Commission.]%, which payment shall be distributed to Partners of the Partnership in accordance with their Percentage Interest and constitute a return of the Partner's Capital Contribution, and (B) without duplication of the payments in (A) above, any and all obligations (including payment obligations) arising under any Lease from such reduced square footage of the Building.

            (iv) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

            (v) LPLP Loan. Subject to Section 2(a)(iv), pay to the Partnership in sufficient time in order for the Partnership to be able to make timely payment of each applicable LPLP Loan payment on or prior to each applicable LPLP Loan payment date and to cause the Partnership to pay as and when due any amount which may become due and owing under the LPLP Loan (including debt service and any amounts due at maturity) and to cause the LPLP Loan to be satisfied in full upon the funding of the Initial Mortgage Loan;

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            (vi) Initial Tenant Costs. Pay to the Partnership and cause the
Partnership to pay to each tenant, broker, contractor, vendor or other applicable third party as and when due all Initial Tenant Costs including, without limitation, any payments due Comcast pursuant to Section 53 of the Comcast Lease;

            (vii) Late TI Delivery and Late Delivery under Comcast Lease. Pay to the Partnership and cause the Partnership to pay to each applicable tenant as and when due all costs, fees, losses (including, without limitation, any reduction in rent) and expenses that may arise under any Existing Lease or New Initial Lease as a result of any delay in delivering such leased space complete as of the applicable delivery date (including, without limitation, late delivery of the "Base Project Work" or "Tenant Work" under the Comcast Lease);

            (viii) Initial Mortgage Loan. Pay to the Partnership and cause the Partnership to pay to the Initial Mortgage Lender on behalf of the Partnership as and when due any costs, fees, losses and expenses (including without limitation increases in interest, breakage costs, and Hedging Costs (as defined in the Rate Lock Agreement) incurred pursuant to the Rate Lock Agreement) arising in connection with the Initial Mortgage Loan (or termination of the Commitment Letter) as a result of (A) a failure to achieve (I) Final Occupancy for the Initial Office Premises on or before [The confidential material contained herein has been omitted and has been separately filed with the Commission.]or (II) completion of the "Office Tower Work, Plaza Work and Church Work" as described in Section 3(ff) of the Commitment Letter on or before [The confidential material contained herein has been omitted and has been separately filed with the Commission.], (B) a failure to satisfy the provisions of Sections 3(ee)(ii)-(v) of the Commitment Letter on or before [The confidential material contained herein has been omitted and has been separately filed with the Commission.] or (C) a Liberty Related Loan Termination.

            (ix) Pre-Completion Return. Pay to the Partnership any amounts necessary in sufficient time to enable the Partnership to pay the Pre-Completion Return to the Investor B Limited Partner as and when due to the Investor B Limited Partner pursuant to the LP Agreement and to cause the Partnership to pay the Pre-Completion Return in accordance with the terms and conditions of the LP Agreement;

            (x) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

            (xi) [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

            (xii) Payment of Partnership Liabilities. Subject to Section 13, pay to the Partnership and cause the Partnership to pay to each applicable obligee as and when due all liabilities and expenses of the Partnership except Excluded Expenses arising in or related to the period of time prior to the Transition Date such that with respect to the period of time prior to the Transition Date the Investor B Limited Partner shall not be required or obligated to pay any amounts other than the payment of its Initial Capital Contribution and pro rata share of Partnership Closing Costs and Excluded Expenses.

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            (xiii) Unrealized Financing Costs. Promptly pay to the Partnership
any Unrealized Financing Costs.

            (xiv) Negative Carry. Upon receipt of a refund of any Negative Carry promptly pay eighty percent (80%) of such amounts to the Partnership and cause the Partnership to pay such amounts to the Investor B Limited Partner.

        (c) Costs and Expenses. The Investor A Limited Partner hereby agrees to pay to the Guaranteed Parties all costs, fees, losses, and expenses, arising as a result of any of the items under Subsections 2(a) and 2(b) above not occurring by the relevant dates.

      Each of the guaranteed undertakings pursuant to Section 2(a) through (c) is hereinafter referred to as an "OBLIGATION," and collectively, the "OBLIGATIONS."

      3. For purposes of clarification and the avoidance of doubt, until the funding of the Initial Mortgage Loan the Investor A Limited Partner may advance amounts under the LPLP Loan in order to comply with its Obligations under this Guaranty, provided, however, after the funding of the Initial Mortgage Loan any payments made by the Investor A Limited Partner in order to comply with its Obligations under this Guaranty shall not be treated as an advance of amounts under the LPLP Loan.

      4. Upon an Event of Default hereunder, the Investor B Limited Partner and/or the Partnership shall be entitled to all rights and remedies available hereunder and at law or in equity (subject to Section 6 below), and furthermore the Investor B Limited Partner and/or the Partnership are hereby authorized to set off and apply any indebtedness at any time, without notice to the Investor A Limited Partner, held or owing by either the Investor B Limited Partner or the Partnership to or for the credit or the account of the Investor A Limited Partner against the Obligations hereunder. The Investor B Limited Partner shall endeavor to provide notice of any such setoff to the Investor A Limited Partner promptly after the setoff is made.

      5. The Investor A Limited Partner acknowledges and agrees that it may be impossible to accurately measure the damages to the Investor B Limited Partner and/or the Partnership resulting from a breach of the Investor A Limited Partner's covenants under Section 2 (subject to Section 6), that such breach may cause irreparable injury to the Investor B Limited Partner and the Partnership, and that the Investor B Limited Partner and the Partnership may have no adequate remedy at law in respect of such breach; therefore, the Investor A Limited Partner agrees that such covenant shall be specifically enforceable against it. This Section shall not prejudice the right of the Investor B Limited Partner and/or the Partnership to assert any and all claims for damages incurred as a result of a default by the Investor A Limited Partner hereunder.

      6. [The confidential material contained herein has been omitted and has been separately filed with the Commission.]

      7. The Investor A Limited Partner hereby waives any legal requirements that upon an Event of Default either the Investor B Limited Partner, the Partnership or both make any demand upon, or institute any action or proceedings at law or in equity against any other person or entity as a condition precedent to bringing an action against the Investor A Limited Partner based on this Guaranty. In connection with any such action or proceeding, the Investor A Limited Partner

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waives any right to any stay of execution. All remedies, whether exercised by the Investor B Limited Partner and/or the Partnership or not, shall not be deemed to be an exclusion of any of the other remedies available to the Investor B Limited Partner and/or the Partnership or limit or prejudice any other legal or equitable remedy which the Investor B Limited Partner and/or the Partnership may have, subject to the terms of Section 6 hereof. This Guaranty, to the extent applicable, shall be deemed an agreement of suretyship under the laws of the State of Delaware.

      8. This Guaranty shall remain in full force and effect and will be discharged only if and when the Obligations have been fully performed; provided, however, that notwithstanding any of the foregoing to the contrary, this Guaranty shall remain in full force and effect for so long as any payment hereunder may be voided in bankruptcy proceedings as a preference or for any other reason. Until the satisfaction of the Obligations and the full performance of the terms, covenants and conditions of this Guaranty or unless (and only to the extent) the Investor B Limited Partner and the Partnership may otherwise agree in writing, the Investor A Limited Partner shall not be released from its Obligations hereunder (a) by any act or circumstance which might, but for this Section, be deemed a legal or equitable discharge of a guarantor or surety other than performance in full of the Obligations, or (b) by reason of any waiver, extension, modification, forbearance or delay by the Investor B Limited Partner or the Partnership in exercising any right described herein or with respect to any Lease or otherwise available to the Investor B Limited Partner or the Partnership or other act or omission of the such party or the failure of such party to proceed promptly or otherwise, or (c) by reason of any action taken or omitted by any person or entity other than the Investor B Limited Partner or circumstance which might vary the risk or affect the rights or remedies of the Investor A Limited Partner, or (d) by reason of any further dealings between the Partnership and the Investor A Limited Partner, whether relating to the Property or otherwise. The Investor A Limited Partner hereby expressly waives and surrenders any defenses to its liability hereunder based upon any of the foregoing acts, omissions, agreements or waivers of the Investor B Limited Partner and/or the Partnership, it being the purpose and intent of the parties hereto that the Obligations of the Investor A Limited Partner hereunder are absolute and unconditional.

      9. The liability of the Investor A Limited Partner shall not be deemed to be waived, released, discharged, impaired or affected by reason of the release or discharge of the Partnership or any assignee in any condition, receivership, bankruptcy proceedings or other reorganization proceedings under the Bankruptcy Code or other insolvency proceeding, or the rejection or disaffirmation of the Partnership or any assignee in any such insolvency proceeding, and shall continue with respect to all of the Obligations, including without limitation, all obligations which would have accrued under any Lease absent such rejection or disaffirmation of any Lease.

      10. The Investor A Limited Partner's liability under this Guaranty is a guaranty of payment and performance and not of collection. The Investor A Limited Partner hereby waives notice of acceptance of this Guaranty by the Investor B Limited Partner and the Partnership and of presentment, demand, protest, notice of protest and of dishonor, and all other notices (except to the extent set forth in Section 2 and Section 15 hereof) relative to this Guaranty now or hereafter provided by any agreement by, between or among the Partnership and/or the Investor B Limited Partner and any other person or entity or any statute or rule of law. Notwithstanding anything herein to the contrary, the Investor A Limited Partner acknowledges and agrees that upon and during the continuance of any failure to perform the Obligations set forth in
Section 2 hereof (including, without limitation, the failure to complete any item by the applicable due date), and notwithstanding whether there is an Event of Default, no payments shall be made by the Partnership pursuant to the LPLP Loan in excess of appropriate hold backs to pay the cost of remedying any such default, provided that upon closing of the Initial Mortgage Loan the proceeds thereof may be used to satisfy the LPLP Loan subject to the right of set off pursuant to Section 6 and the establishment of appropriate holdbacks adequate to pay the costs of remedying any such defaults by the Investor A Limited Partner hereunder as determined by the Investor B Limited Partner. Each Guaranteed Party has the right to require the Investor A Limited Partner to pay, comply with and satisfy its obligations and liabilities hereunder, and shall have the right to proceed immediately against the Investor A Limited Partner with respect thereto, without being required to attempt recovery first from any other party. Interest at LIBOR plus 600 basis points shall accrue on any judgment obtained by any Guaranteed Party until such judgment is paid in full.

      11. This Guaranty shall be a continuing, absolute and unconditional guarantee regardless of the validity, regularity, enforceability or legality of
(a) any of the Obligations, (b) any other guaranty with respect to the Obligations, or (c) any term of any document evidencing or relating to any of the Obligations. In the event that for any reason one or more of the provisions of this Guaranty or their application to any person, entity or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality, or unenforceability shall not affect any other provision hereof, but this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. No payment by the Investor A Limited Partner shall entitle the Investor A Limited Partner, by subrogation or otherwise, to any payment from the Partnership or the Investor B Limited Partner under or out of the property of the Partnership or the Investor B Limited Partner, including but not limited to the revenues derived from any Lease or the demised premises under any Lease; provided that the foregoing shall not be deemed to impact the rights of the Investor A Limited Partner pursuant to Section 12 below. Any indebtedness of the Partnership to the Investor A Limited Partner, now or hereafter existing, together with any interest thereon, shall be subordinated to the prior payment in full and complete performance of the Obligations; provided, however, payments may be made by the Partnership pursuant to the LPLP Loan to the extent permitted pursuant to
Section 10 hereof.

      12. Upon request by the Investor A Limited Partner from time to time, the Investor B Limited Partner shall provide a written certification stating to the best of the knowledge of Investor B Limited Partner, as of the date of such certification, which obligations of the Investor A Limited Partner hereunder have been satisfied and which have not been satisfied. The Investor B Limited Partner agrees to act in good faith in responding to such a request and shall issue the requested certification within twenty (20) days of the request. Any such certification shall be binding on all the Guaranteed Parties.

      13. In consideration for the agreements of the Investor A Limited Partner set forth herein, provided there exists no Event of Default or if there is an Event of Default, provided the Investor B Limited Partner has established holdbacks adequate to pay the costs of remedying any such defaults by the Investor A Limited Partner and setoffs with respect to such Events of Default, the Investor A Limited Partner shall be entitled to retain all Project Development Assets

(as defined below), whether received or receivable by the Partnership or the Investor A Limited Partner, all of which are hereby assigned by the Partnership to the Investor A Limited Partner, subject to the obligation to pay over to the Partnership any amounts required to be repaid or refunded to the source of the funds. If the Partnership or the Investor B Limited Partner shall at any time receive a Project Development Asset, the party receiving same shall forthwith remit it and assign it to the Investor A Limited Partner. As used herein, "PROJECT DEVELOPMENT ASSETS" shall mean: (a) all sources of funds (other than Capital Contributions) made available to the Partnership for the payment or reimbursement of the costs of development and construction of the Property, including without limitation any governmental or quasi-governmental grants or incentives such as the proceeds of the Redevelopment Assistance Capital Program Grant, and any payments or contributions from a tenant for tenant improvements or tenant inducements (subject to the obligation to repay any unused amount to the tenant under the applicable lease) in connection with the Existing Leases and the New Initial Leases; (b) all claims, actions, causes of action, counterclaims and receivables (excluding revenue under Leases and/or payments under the NOI Support Agreement) of the Partnership relating in any way to the development, construction and initial leasing of the Property, including without limitation all such matters against any contractors, subcontractors, suppliers of equipment or materials, vendors, labor unions, architects, engineers, design professionals, attorneys and other professionals, neighbors, community groups, governmental and quasi-governmental agencies, and other public or private third parties excluding any warranties (express or implied) or claims thereunder contained in any Construction Document; and (c) the proceeds of any of the above. The Investor A Limited Partner shall have the unilateral right, in its sole discretion, to institute, prosecute, appeal, settle and discharge any and all claims, actions, causes of action and counterclaims referred to above or arising out of the Project Development Assets, whether in the name of the Investor A Limited Partner or its Affiliates or in the name of the Partnership, and the Investor A Limited Partner shall indemnify, defend and hold the Partnership and the Investor B Limited Partner harmless against all such matters.

      14. The Investor A Limited Partner individually represents and warrants that:

            (a) The Investor A Limited Partner has the full power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. The Investor A Limited Partner is duly organized, validly existing and in good standing under the laws of the state of its formation. The execution, delivery and performance of this Guaranty by the Investor A Limited Partner have been duly and validly authorized and the person(s) signing this Guaranty on the Investor A Limited Partner's behalf have been validly authorized and directed to sign this Guaranty.

            (b) This Guaranty constitutes the Investor A Limited Partner's legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent enforceability may be limited under applicable bankruptcy and insolvency laws and similar laws affecting creditors' rights generally and to general principles of equity.

            (c) The Investor A Limited Partner's execution, delivery and performance of this Guaranty will not (i) violate the Investor A Limited Partner's organizational documents, (ii) result in the breach of, or conflict with, or result in the acceleration of, any obligation under any Guaranty, indenture, credit facility or other instrument to which the Investor

A Limited Partner or any of its assets may be subject, or (iii) violate any order, judgment or decree to which the Investor A Limited Partner or any of its assets is subject.

            (d) No action, suit, proceeding or investigation, judicial, administrative or otherwise (including without limitation any reorganization, bankruptcy, insolvency or similar proceeding), currently is pending or, to the best of the Investor A Limited Partner's knowledge, threatened against the Investor A Limited Partner which, either in any one instance or in the aggregate, may have a material, adverse effect on the Investor A Limited Partner's ability to perform its obligations under this Guaranty.

            (e) The Investor A Limited Partner owns a direct interest in the Partnership and derives substantial benefit from the activities of the Partnership. The Investor A Limited Partner also acknowledges that the costs that may be incurred by the Investor A Limited Partner hereunder with respect to the Obligations may be larger in amount and more burdensome than that of the Partnership or the Investor B Limited Partner.

            (f) No material, adverse change has occurred in the financial condition of the Investor A Limited Partner since the date of its most recent financial statements submitted to the Investor B Limited Partner, other than that which has been disclosed in writing to the Investor B Limited Partner and acknowledged in writing by the Investor B Limited Partner.

      15. Except for the Obligations set forth in Section 2(a)(i), a failure of the Investor A Limited Partner to duly perform any of the Obligations of the Investor A Limited Partner under this Guaranty shall not constitute an Event of Default hereunder, and the Guaranteed Parties shall not have the right to exercise any remedies with respect thereto, unless: (a) with respect to any payment obligations of the Investor A Limited Partner, such default shall have continued for a ten (10) day period after written notice shall have been given to the Investor A Limited Partner by either the Partnership or the Investor B Limited Partner specifying such default and requiring such default be remedied, or (b) with respect to any obligation of the Investor A Limited Partner other than a payment obligation, such default shall have continued for a thirty (30) day period after written notice shall have been given to the Investor A Limited Partner by either the Partnership or the Investor B Limited Partner specifying such default and requiring such default be remedied (or, if such default by its nature is incapable of being remedied in thirty (30) days, such longer period as shall be reasonably required to complete such remedy, provided that the Investor A Limited Partner shall commence actions to remedy such default within thirty
(30) days and continue diligently thereafter to complete the remedy thereof) and provided further that the Investor A Limited Partner shall notwithstanding any cure be liable for any losses or damages arising as a result of such default.

      16. Any notice, demand or request hereunder shall be governed by Section
12.01 of the LP Agreement.

      17. This Guaranty shall be binding upon the Investor A Limited Partner, and upon its successors and assigns, and shall inure to the benefit of the Investor B Limited Partner and the Partnership and their respective successors and assigns.

      18. No modification of this Guaranty shall be effective unless in writing and signed by the Investor B Limited Partner and the Partnership and the Investor A Limited Partner.

      19. This Guaranty shall be construed, enforced, and interpreted according to the laws of the State of Delaware (without regard to principles of conflicts of law).

      20. Except as otherwise set forth in Section 6 hereof, the rights and remedies provided by this Guaranty are cumulative and the use of any one right or remedy by any party hereto shall not preclude or waive the right to use any and all other remedies. Such rights and remedies are given in addition to any other rights the parties hereto may have by law, statute, ordinance or otherwise, including but not limited to, rights granted under the LP Agreement, the NOI Support Agreement, the Management and Leasing Agreement and the Master Agreement.

                       [Signatures on the Following Page]

      IN WITNESS WHEREOF, the Investor A Limited Partner has hereunto set its hand and seal on the date first above written intending to be legally bound hereby.

                              INVESTOR A LIMITED PARTNER:

                              LIBERTY PROPERTY LIMITED PARTNERSHIP, a
                              Pennsylvania limited partnership

                              By:    Liberty Property Trust, its general partner

                              By:    /s/ William P. Hankowsky
                                     -----------------------------------------
                              Name:  William P. Hankowsky
                              Title: Chairman, President and CEO

                              By:    /s/ George J. Alburger, Jr.
                                     -----------------------------------------
                              Name:  George J. Alburger, Jr.
                              Title: Chief Financial Officer

                                    EXHIBIT A

[The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                    EXHIBIT B

[The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                    EXHIBIT C

[The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                    EXHIBIT D

[The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                    EXHIBIT E

[The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                    EXHIBIT F

[The confidential material contained herein has been omitted and has been separately filed with the Commission.]